Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of Severn Bancorp, Inc. (the "Bank"), does hereby certify with respect to the Quarterly Report of the Bank on Form 10-Q for the period ended June 30, 2003 (the "Report") that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
                  and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.




Date:  August 12, 2003              /s/ ALAN J. HYATT
                           -----------------------------------------------------
                                    Alan J. Hyatt
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)



Date:  August 12, 2003              /s/ CECELIA LOWMAN
                           -----------------------------------------------------
                                    Cecelia Lowman
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

         The foregoing certification is being furnished solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.